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                                                                    Exhibit 10.3

                       TERMINATION AGREEMENT AND RELEASE

         THIS AGREEMENT, dated as of the 10th day of April, 1997 by and between Metro, Inc. (formerly known as North Star Distributors, Inc., a Rhode Island corporation having its principal offices at One Metro Park Drive, Cranston, RI 02910 ("Metro"), Capital Video Corporation, having a mailing address of 788 Reservoir Avenue, Cranston, RI 02910 ("Capital") and Elvira Famiglietti ("EF") having a mailing address of 1060 Park Avenue, Cranston, RI 02910.


                               W I T N E S E T H

         WHEREAS, Capital and Metro are parties to a Security Agreement dated September 24, 1993 (the "Security Agreement") pursuant to which Capital grants to Metro a security interest in all of the inventory of Capital, as defined therein, as collateral for all of the trade accounts payable of Capital to Metro incurred in the ordinary course of business (the "Accounts Payable"); and

         WHEREAS, EF has provided to Metro a Guaranty Agreement dated December 1, 1993 with respect to all of the Accounts Payable of Capital (the "EF Guaranty);

         WHEREAS, the parties desire to terminate the Security Agreement and the Guaranty.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Security Agreement and Guaranty are hereby terminated effective as of the date hereof and are no longer of any force and effect, and all rights and obligations of the respective parties are hereby terminated and canceled.

         2. Metro, for itself and its agents, servants, employees, officers, directors, representatives, predecessors, successors and assigns, do hereby voluntarily and willingly remise, release and forever discharge and quitclaim unto EF and her agents, servants, employees, representatives, successors and assigns, any and all manner of actions, causes of action, debts, dues, claims and demands, both in law and equity, statutory, contractual, or otherwise that they ever had, now has, or in the future may have, for or by reason or means of any matter of thing from the beginning of the world to the date hereof, including, without limitation, any actions, causes of action, debts, dues, claims and demands based on, arising out of, under or in connection with the Accounts Payable or the Guaranty.

         3. This Termination Agreement and Release shall be governed by the laws of the State of Rhode Island.
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         4.     This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first above written.

WITNESS:                                           Metro, Inc.


                                                   By: /s/ T. James Blair
-----------------------------------                   -------------------
                                                   Title:  Treasurer


WITNESS:                                           Capital Video Corporation


                                                   By:  A Daniel Geribo
-----------------------------------                    ----------------
                                                   Title: President


                                                   /s/ Elvira Famiglietti
-----------------------------------                ----------------------
                                                   Elvira Famiglietti